Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 73416 of Elizabeth Arden, Inc. on Form S-3 of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Elizabeth Arden, Inc. for the year ended January 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Certified Public Accountants
Miami, Florida
November 30, 2001